Exhibit 5.2

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

September 9, 2019

Hillenbrand, Inc.
One Batesville Boulevard
Batesville, Indiana 47006

Re:                             Hillenbrand, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Hillenbrand, Inc., an Indiana corporation (the “Company”), in connection with the automatic registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and the guarantors listed on Schedule I hereto (collectively, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) debt securities of the Company (“Debt Securities”), which may be issued in one or more series under the Indenture, dated as of July 9, 2010 (the “Indenture”) between the Company and U.S. Bank National Association, as trustee, which is filed as an exhibit to the Registration Statement and (ii) other securities of the Company, including such indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Debt Securities as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The Registration Statement also relates to the issuance and sale from time to time by the Guarantors of guarantees of the Debt Securities (“Guarantees”). The Debt Securities and the Guarantees offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)           the Registration Statement;

(b)           an executed copy of the Indenture;

(c)           an executed copy of a certificate for each Opinion Party (as defined below) of the Secretary or Assistant Secretary of each Opinion Party, dated the date hereof (collectively, the “Secretary’s Certificates”);

(d)           a copy of the certificate of incorporation of each of the Opinion Parties that are corporations, as certified by the Secretary of State of the State of Delaware as of September 9, 2019, and certified pursuant to the applicable Secretary’s Certificates;

(e)           a copy of the bylaws of each of the Opinion Parties that are corporations, as amended and in effect as of the date hereof, and certified pursuant to the applicable Secretary’s Certificates;

(f)            a copy of the certificate of formation of Rotex Global, LLC (“Rotex”), as certified by the Secretary of State of the State of Delaware as of September 9, 2019, and certified pursuant to the applicable Secretary’s Certificates;

(g)           a copy of the limited liability company agreement of Rotex, dated as of August 21, 2019, as amended and in effect as of the date hereof, and certified pursuant to the applicable Secretary’s Certificate (the “LLC Agreement”); and

(h)           a copy of certain resolutions adopted by the board of directors, board of managers or other governing body, as applicable, of each Opinion Party relating to the Registration Statement and the registration of the Securities, Indeterminate Securities and related matters, as certified pursuant to the Secretary’s Certificates.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others and of public officials, including those in the Secretary’s Certificates.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the Delaware Limited Liability Company Act (the “DLLCA”).

As used herein, (i) “Opinion Parties” means each of the Guarantors listed on Schedule II hereto and (ii) “Transaction Documents” means the Indenture and the supplemental indentures and any officer’s certificates establishing the terms of the Debt Securities pursuant thereto and the related Guarantees.

The opinions stated below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance and sale of the Guarantees referred to therein: (i) the

Registration Statement, as finally amended (including all necessary post-effective amendments) has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company and similar governing bodies of the Guarantors, including any duly authorized committees thereof, shall have taken all necessary action to approve the issuance and sale of such Securities and related matters, and appropriate officers of the Company and the Guarantors have taken all related action as directed by or under the direction of the Board of Directors of the Company or similar governing bodies of the Guarantors, as applicable; and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities and Indeterminate Securities have been duly established in conformity with the certificate of incorporation of the Company and organizational documents of the Guarantors, as applicable, so as not to violate any applicable law, the certificate of incorporation of the Company, the bylaws of the Company or the organizational documents of the Guarantors, or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantors, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the Guarantors.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that with respect to any Guarantee by an Opinion Party of any series of Debt Securities (“Offered Debt Securities”), including any Guarantee by an Opinion Party of any Indeterminate Securities (the “Offered Guarantees”), when (a) the general conditions shall have been satisfied, (b) the issuance, sale and terms of the Offered Guarantees and related matters have been approved and established in conformity with the applicable Transaction Documents, (c) certificates (if any) evidencing the Offered Guarantees and the certificates evidencing the Debt Securities guaranteed thereby have been duly executed and, if applicable, authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Documents and (d) such Debt Securities have been issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed upon consideration therefor (i) such Guarantee will be duly authorized, executed and delivered by all requisite corporate or limited liability company, as applicable, action on the part of such Opinion Party under the DGCL or the DLLCA, as applicable, and (ii) such Opinion Party will have the corporate or limited liability company, as applicable, power and authority to execute and deliver such Guarantee and to consummate the offer and sale of such Guarantee contemplated thereby under the DGCL or the DLLCA, as applicable.

In addition, in rendering the foregoing opinions we have assumed that the LLC Agreement is the only agreement of the members of Rotex as to the affairs of Rotex and the conduct of its business, and we do not express any opinion with respect to the effect of any other agreement of the members of Rotex as to the affairs of Rotex and the conduct of its business. Further, we have assumed that Rotex has, and since the time of its formation has had, at least one validly admitted and existing member of Rotex and (i) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by Rotex or its Board of Managers that would result in the liquidation, dissolution or winding-up of Rotex, (ii) no event has occurred that has adversely affected the good standing of Rotex under the laws of the State of Delaware, and Rotex has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of Rotex’s Certificate of Formation.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJZ

Schedule I

1.              Batesville Casket Company, Inc.

2.              Batesville Manufacturing, Inc.

3.              Batesville Services, Inc.

4.              K-Tron Investment Co.

5.              TerraSource Global Corporation

6.              Process Equipment Group, Inc.

7.              Rotex Global, LLC

8.              Coperion Corporation

9.              Red Valve Company, Inc.

10.       Coperion K-Tron Pitman, Inc.

Schedule II

1.              K-Tron Investment Co.

2.              TerraSource Global Corporation

3.              Rotex Global, LLC

4.              Coperion Corporation

5.              Coperion K-Tron Pitman, Inc.